SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2008

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Address, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Merger Agreement

On April 20, 2008, Blue Coat Systems, Inc., a Delaware corporation (“Blue Coat”), Packeteer, Inc., a Delaware corporation (“Packeteer”) and Cooper Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Blue Coat (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions therein, Blue Coat will acquire Packeteer, a provider of WAN optimization and WAN traffic prioritization technologies, for $7.10 per share, or approximately $268 million.

The acquisition will be effected by a tender offer for all of the outstanding shares of Packeteer, followed by a merger of Packeteer with Merger Subsidiary that will result in Packeteer becoming a wholly-owned subsidiary of Blue Coat. Blue Coat expects to commence the tender offer promptly, and the merger is currently expected to be completed in the second calendar quarter of 2008.

The closing of the tender offer and the completion of the merger are subject to customary closing conditions, including, among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. In addition, Blue Coat’s acceptance of the tendered shares is subject to Blue Coat’s ownership, following such acceptance, of at least a majority of all then-outstanding shares of Packeteer common stock. Neither the closing of the tender offer, nor the completion of the merger is subject to any financing condition.

The Merger Agreement contains certain termination rights of Blue Coat and Packeteer and provides that, upon the termination of the Merger Agreement under specified circumstances, Packeteer will be required to pay Blue Coat a termination fee of $6.0 million.

All of the directors and executive officers of Packeteer have agreed to tender their shares in connection with the tender offer, pursuant to a Tender and Support Agreement (the “Tender and Support Agreement”), dated April 20, 2008, entered into with Blue Coat and Merger Subsidiary.

The Merger Agreement and the Tender and Support Agreement have been filed as exhibits to this Form 8-K to provide you with information regarding the terms of the agreements and are not intended to modify or supplement any factual disclosures about Blue Coat or Packeteer in Blue Coat’s public reports filed with the SEC. In particular, the Merger Agreement and the Tender and Support Agreement are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Blue Coat and Packeteer. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances under which a party may have the right not to close the tender offer if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders. The foregoing description of the Merger Agreement and the Tender and Support Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreements, copies of which are filed, respectively, as Exhibit 2.01 and Exhibit 2.02 hereto and are incorporated herein by reference.

Stock Purchase Agreement

On April 20, 2008, Blue Coat entered into a Stock Purchase Agreement pursuant to which Blue Coat acquired 3,559,117 shares of Packeteer’s common stock for $7.10 per share from The Liverpool Limited Partnership and Elliott International, L.P.

Note Purchase Agreement, Notes and Warrants

On April 20, 2008, Blue Coat entered into a note purchase agreement (the “Note Purchase Agreement”) pursuant to which it agreed to sell $80 million aggregate principal amount of its Zero Coupon Convertible Senior

Notes due 2013 (the “Notes”) to Manchester Securities Corp. (“Manchester”) and Francisco Partners II, L.P. (“FP” and, together with Manchester, the “Purchasers”) in a private placement. The Notes and the Warrants will be issued upon Blue Coat’s acceptance for payment of shares of common stock of Packeteer validly tendered and not withdrawn in the tender offer referenced above, following the final expiration of the tender offer. Pursuant to the Agreement, Blue Coat agreed to issue warrants to the Purchasers to purchase an aggregate of 385,356 shares of common stock of Blue Coat at an exercise price of $20.76. Blue Coat will use the proceeds from the private placement to fund the acquisition of Packeteer. The issuance of the Notes is subject to certain conditions, including the conditions relating to such acquisition. The foregoing description of the Note Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed, as Exhibit 10.01, and incorporated herein by reference.

The Notes will be convertible into shares of Blue Coat’s common stock at the holders’ option at any time prior to maturity at the initial conversion price of $20.76 which represents a 5% conversion premium based on the closing price of Blue Coat’s common stock of $19.77 per share on April 18, 2008. The notes will not bear interest.

The Notes will rank equal in right of payment to all of Blue Coat’s other existing and future senior unsecured indebtedness. The foregoing description of the Notes does not purport to be complete, and is qualified in its entirety by reference to the form of Note, a copy of which is filed, as Exhibit 4.01, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See description of Notes and Note Purchase Agreement under Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities

On April 20, 2008, Blue Coat agreed to sell $80 million aggregate principal amount of the Notes to the Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act Blue Coat also agreed to issue warrants to the Purchasers to purchase an aggregate of 385,356 shares of common stock of Blue Coat at the exercise price of $20.76 pursuant to exemptions from the registration requirements of the Securities Act.

The Notes, the Warrants and the underlying Common Stock issuable upon conversion of the Notes and the exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Blue Coat offered and sold the Notes and the Warrants to the Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Blue Coat relied on this exemption from registration based in part on representations made by the Purchasers in the Note Purchase Agreement.

Additional terms and conditions of the Notes are contained in Items 1.01 and 2.03 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.01	Agreement and Plan of Merger dated April 20, 2008, among Blue Coat Systems, Inc., Packeteer, Inc. and Cooper Acquisition, Inc.*

2.02	Form of Tender and Support Agreement, dated April 20, 2008, among Blue Coat Systems, Inc., Cooper Acquisition, Inc. and the individuals listed on the signature page thereto

4.01	Form of Note

10.01	Note Purchase Agreement dated April 20, 2008 among Blue Coat Systems, Inc., Manchester Securities Corp. and Francisco Partners II, L.P.

10.02	Stock Purchase Agreement dated April 20, 2008 among Blue Coat Systems, Inc., The Liverpool Limited Partnership and Elliott International, L.P. *

10.03	Form of Warrant

*	Excludes schedules, exhibits and certain annexes, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

IMPORTANT NOTE

FORWARD LOOKING STATEMENTS: This document contains certain forward-looking statements about Blue Coat Systems, Inc. and Packeteer, Inc. and the proposed combination of the two companies. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the anticipated timing of filings and approvals relating to the acquisition; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to antitrust regulations; any projections of earnings, revenues, synergies, accretion, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; risks related to the timing or ultimate completion of the transaction; that, prior to the completion of the transaction, the party’s respective businesses may not perform as expected due to uncertainty; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in the Securities and Exchange Commission reports filed by Blue Coat, including but not limited to the risks described in Blue Coat’s Annual Report on Form 10-K for the year ended April 30, 2007, and Quarterly Report on Form 10-Q for the quarter ended January 31, 2008. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Blue Coat or Packeteer. Blue Coat assumes no obligation and does not intend to update these forward-looking statements.

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF COMMON STOCK OF PACKETEER, INC. WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT BLUE COAT INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. ONCE FILED, PACKETEER STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, PACKETEER STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV , FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS OR FROM BLUE COAT SYSTEMS, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

Date:	April 21, 2008	By:	/s/ Brian NeSmith
Name: Brian NeSmith Title: Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

2.01	Agreement and Plan of Merger dated April 20, 2008, among Blue Coat Systems, Inc., Packeteer, Inc. and Cooper Acquisition, Inc.*

2.02	Form of Tender and Support Agreement, dated April 20, 2008, among Blue Coat Systems, Inc., Cooper Acquisition, Inc. and the individuals listed on the signature page thereto

4.01	Form of Note

10.01	Note Purchase Agreement dated April 20, 2008 among Blue Coat Systems, Inc., Manchester Securities Corp. and Francisco Partners II, L.P.

10.02	Stock Purchase Agreement dated April 20, 2008 among Blue Coat Systems, Inc., The Liverpool Limited Partnership and Elliott International, L.P. *

10.03	Form of Warrant

*	Excludes schedules, exhibits and certain annexes, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.